AMENDED AND RESTATED PROMISSORY NOTE

$58,058,582.21                              __________, __________
                                                    April __, 1994


     FOR VALUE RECEIVED, CARLYLE/NATIONAL CITY ASSOCIATES, an Illinois general partnership comprised of Carlyle Real Estate Limited Partnership-XI, an Illinois limited partnership ("Carlyle XI"), and Carlyle Real Estate Limited Partnership-XII, an Illinois limited partnership ("Carlyle XII"), having an office at c/o JMB Realty Corporation, 900 North Michigan Avenue, Chicago, Illinois 60611-1575 ("Maker"), promises to pay to the order of NEW YORK LIFE INSURANCE COMPANY, a New York mutual life insurance company having its principal office at 51 Madison Avenue, New York, New York 10010 ("Holder"), at its principal office in New York City, New York, or at such other place as may be designated in writing by Holder, the principal sum of Fifty Eight Million Fifty Eight Thousand Five Hundred Eighty Two and 21/100 Dollars ($58,058,582.21) (the "Principal Indebtedness"), in lawful money of the United States of America, together with interest thereon at the rate of eight and one-half percent (8.50%) per annum, payable in monthly installments of principal and interest in the sum of Four Hundred Eighty Six Thousand Seven Hundred Sixty Seven Dollars ($486,767.00), commencing on the tenth (10th) day of the month next following the date hereof, and payable on the tenth day (10th) of each and every month thereafter for seven (7) years, with the last installment being due and payable on April 10, 2001 (the "Maturity Date"), at which time the entire unpaid balance together with accrued and unpaid interest shall be due and payable. Such monthly installments shall be applied first to the payment of interest and the balance to the reduction of principal. The first payment of principal and interest shall be adjusted to provide for interest from the date hereof until the date of the first payment.

     This Note is secured by, among other things, (i) an Ohio Open
End Mortgage and Security Agreement, dated April 14, 1978, as amended by an Amendment to Mortgage, dated as of November 18, 1980, as modified by a Modification of Ohio Open End Mortgage and Security Agreement, dated November 15, 1983, as further modified by a Second Modification of Ohio Open End Mortgage and Security Agreement, dated the date hereof, made by Maker to Holder (as so modified and amended, the "Mortgage") encumbering certain premises situated in the City of Cleveland, County of Cuyahoga, State of Ohio and known as the National City Center and the improvements thereon, along with other property more particularly described in the Mortgage (collectively the "Secured Property"), and
(ii) an Amended and Restated Assignment of Rents, Income, Profits and Cash Collateral, dated the date hereof, from Maker to Holder. Each of the documents mentioned in this paragraph and all other documents either evidencing or further securing the Principal Indebtedness are collectively referred to herein as the "Loan Documents," and the terms and provisions of the Loan Documents are hereby fully incorporated into this Note by this reference. Reference is made to the Loan Documents for a description of the security for the payment of the indebtedness evidenced hereby and the rights and obligations of the Maker and the Holder in respect of such security, but neither such reference nor any provision of or any action taken in respect of any Loan Document shall impair Maker's absolute and unconditional obligation for the payment of the indebtedness evidenced hereby in accordance with the terms of this Note.

     From and after the earlier to occur of (i) an Event of Default
(as defined in the Mortgage) or (ii) maturity of this Note, either according to its terms or as the result of a declaration of maturity made by Holder in accordance with the terms hereof, the entire principal balance remaining unpaid hereunder shall automatically bear an annual interest rate (in place of the rate hereinabove specified) equal to thirteen and one-half percent (13.50%) per annum (the "Increased Rate") unless applicable law requires a lesser such rate, in which event the maximum rate permitted by law may be charged by Holder.

     No privilege is reserved to prepay the Principal Indebtedness prior to May 10, 1995 (the "Closed Period"). Beginning on May 10, 1995, privilege is reserved by Maker to prepay the entire outstanding principal balance together with accrued and unpaid interest thereon to the date of payment on such date or any subsequent monthly installment date upon not less than ninety (90) days' prior written notice to Holder of Maker's intention to make such prepayment, provided there is paid, in addition to interest accrued to the date of such prepayment, a prepayment charge which shall be equal to the greater of (a) one percent (1%) of the principal balance prepaid, or (b) the amount computed by multiplying the principal balance prepaid by the percentage arrived at by multiplying (i) the difference between 8.50% and the yield-to-maturity percentage for the U.S. Treasury Note closest in maturity to the then remaining term of the loan evidenced hereby as reported in The Wall Street Journal (or, if The Wall Street Journal is no longer published, some other daily financial publication of national circulation as selected by Holder) on the fifth (5th) business day preceding the date of prepayment, by (ii) the quotient (rounded to the nearest one-hundredth) arrived at by dividing the number of days from and including the date of prepayment, to the Maturity Date by 365. Notwithstanding the foregoing, but provided that such outstanding principal amount shall not be due and payable as a result of any of the events described in the following paragraph, Maker may prepay the entire outstanding principal balance together with accrued interest thereon to the date of payment without a prepayment charge at any time during the sixty (60) day period immediately preceding the Maturity Date upon not less than ninety (90) days' prior written notice to Holder of Maker's intention to make such prepayment.

     In the event the outstanding principal balance hereof shall become due and payable as a result of (a) an Event of Default causing acceleration under this Note or the Loan Documents, which Event of Default shall, for purposes of assessing the prepayment charges provided for herein, be conclusively deemed to be a willful default for purposes of avoiding the prepayment charges to which Holder is entitled; (b) the exercise by Maker of any right of redemption or other action to prevent a foreclosure of the Secured Property; or (c) an acceleration by Holder as a result of the sale or further encumbrance of the Secured Property in violation of the applicable provisions of the Mortgage; then, in such event, Maker shall pay the prepayment charge which would otherwise be applicable hereunder; or if at that time there is no such privilege of prepayment (e.g., during the Closed Period), then, to the extent permitted by law, such prepayment charge shall be calculated in the same manner as specified above.

     Upon breach of any promise made or condition set forth in this Note or in any of the other Loan Documents, including, without limitation, a failure to make any payment of any installment of interest and/or principal as and when the same becomes due and payable (whether by extension, acceleration, or otherwise), or upon the occurrence of any other Event of Default, then and in any such event, Holder may, at its option, declare this Note and the entire outstanding Principal Indebtedness to be immediately due and payable and collectible then or thereafter as Holder may elect, regardless of the stated Maturity Date.

     Should the Principal Indebtedness or any part thereof be collected at law or in equity, or in bankruptcy, receivership, or any other court proceeding (whether at the trial or appellate level), or should this Note be placed in the hands of attorneys for collection upon default, Maker agrees to pay, in addition to the principal, prepayment charge, interest and any other outstanding amounts due and payable hereon, and if and to the extent provided by law, all costs of collecting or attempting to collect this Note and enforcing Holder's remedies under the Loan Documents, including reasonable attorneys' fees and expenses, and the same shall constitute additional indebtedness secured by the Loan Documents.

     Maker recognizes that any default in the payment of any installment of principal and/or interest due hereunder on the date the same is due will result in loss and additional expense to Holder in servicing the Principal Indebtedness, handling such delinquent payments and meeting its other financial obligations, and that the extent of such loss and additional expenses is extremely difficult and impractical to ascertain. Maker therefore agrees that in the event any installment of principal and/or interest due hereunder is not paid on the date the same is due and payable, without regard to any grace periods, a late charge of four percent (4%) of the overdue installment of principal and/or interest shall be paid by Maker and that such amount is a reasonable estimate of such loss and expense and may be charged by Holder, at its option, for the purpose of defraying such loss and expense, unless applicable law requires a lesser such charge, in which event the maximum rate permitted by such law may be charged by Holder for said purposes.

     The failure of Holder to exercise the option for acceleration of maturity, foreclosure or any other remedies provided herein or in the Loan Documents following any default as aforesaid or to exercise any other option granted to it hereunder, under the Mortgage or under any of the other Loan Documents, in any one or more instances, or the acceptance by Holder of partial payments or partial performance, shall not constitute a waiver of any such default, but such option shall remain continuously in force. Acceleration of maturity, once claimed hereunder by Holder, may at its option be rescinded by written acknowledgement to such effect, but the tender and acceptance of partial payment or partial performance alone shall not in any way affect or rescind such acceleration of maturity.

     Maker hereby covenants and agrees that, together with and in addition to the monthly payments of principal and/or interest payable under the terms of this Note, Maker will deposit with Holder of this Note or its agent, as directed by Holder, until this Note is fully paid, installments of insurance premiums and Impositions (as defined and required in the Mortgage). Amounts held hereunder shall not be deemed to be trust funds, but may be commingled with the general funds of Holder, and no interest shall be payable to Maker on such amounts.

     It is the intention of Maker and Holder to conform strictly to the usury laws now or hereafter in force in the State of Ohio, and any interest payable under this Note, the Mortgage, the other Loan Documents, and/or any of the other documents or instruments executed by Maker in connection with the loan made or to be made hereunder shall be subject to reduction to the amount not in excess of the maximum non-usurious amount allowed under the usury laws of the State of Ohio as now or hereafter construed by the courts having jurisdiction over such matters. If the aggregate of all interest (whether designated as interest, service charges, points or otherwise) contracted for, chargeable or receivable under this Note, the Mortgage and any other Loan Document should exceed the maximum legal rate, it shall be deemed a mistake and such excess shall be canceled automatically and, if theretofore paid, shall at the option of Holder either be rebated to Maker or credited on the outstanding principal amount of this Note, or, if the Note has been repaid, such excess shall be rebated to Maker. In the event the Maturity Date is accelerated by reason of any provision of this Note or by reason of an election by Holder resulting from an Event of Default under the Loan Documents, voluntary prepayment by Maker, or otherwise, then earned interest may never include more than the maximum amount permitted by law, computed from the dates of each advance of loan proceeds hereunder until payment, and any interest in excess of the maximum amount permitted by law shall be canceled automatically and, if theretofore paid, shall at the option of Holder either be rebated to Maker or credited on the outstanding principal amount of this Note or, if the Note has been repaid, the excess shall be rebated to the Maker. This provision shall control every other provision of all agreements between Maker and Holder.

     Maker hereby waives presentment, protest, notice of protest, notice of dishonor and diligence in collection, and any and all other notices and matters of a like nature, except for those expressly required by the Mortgage or this Note. Maker consents to any extension of time (whether one or more) of payment hereof, release of all or any part of the security for the payment of this obligation or release of any person or entity liable for payment of this Note. Any such extension or release may be made without notice to any such party and without discharging said party's liability hereunder.

     This Note may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

     Maker agrees hereby to waive and renounce any and all homestead exemption rights against any or all of the debt evidenced hereby or any renewal or extension thereof.

     No failure or delay on the part of Holder in exercising any right, power or privilege under this Note and no course of dealing between Maker and Holder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which Holder would otherwise have at law or equity. No notice to or demand on Maker in any case shall entitle Maker to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of Holder to any other or further action in any circumstances without notice or demand.

     Whenever in this Note one of the parties hereto is named or referred to, the heirs, legal representatives, successors and assigns of such party shall be included and all covenants and agreements contained in this Note by or on behalf of Maker or by or on behalf of Holder shall bind and inure to the benefit of such party's heirs, legal representatives, successors and assigns, whether so expressed or not.

     If Maker consists of two (2) or more persons, entities, or persons and entities, the obligations of each such person and entity comprising Maker shall be joint and several.

     The unenforceability or invalidity of any provision or provisions of this Note as to any persons or entities or circumstances shall not render that provision or those provisions unenforceable or invalid as to any other persons or entities or circumstances, and all provisions hereof, in all other respects, shall remain valid and enforceable.

     Maker acknowledges that the ownership (and the continuation thereof) of the Secured Property by Maker is of a material nature to the loan and the making of the loan evidenced by this Note. Therefore, Maker agrees that in the event of any transfer of all or any part of the Secured Property or of any interest of a general partner of Maker that is prohibited by the terms of the Mortgage or any other Loan Document, howsoever evidenced or occasioned, then, at the option of Holder, the entire outstanding Principal Indebtedness along with all accrued interest thereon shall immediately become due and payable.

     This Note amends and restates in its entirety, and represents the unpaid principal balance of the indebtedness evidenced by, the Prior Note (as hereinafter defined). As used in this Note, the term "Prior Note" shall mean that certain Promissory Note dated April 14, 1978 made by National City Center Joint Venture (predecessor in interest to Maker) and payable to the order of National City Bank in the original principal amount of $50,000,000.00, said Promissory Note having been assigned to and endorsed in favor of Holder, as subsequently amended and restated in connection with the advance of additional sums by Holder to Maker by that certain Mortgage Note, dated November 15, 1983, made by Maker and payable to the order of Holder in the original principal sum of $64,258,243.00. All of the liens and security interests created by the Mortgage and the Assignment of Lessor's Interest in Leases as described in the Prior Note hereby are renewed, amended and extended to secure payment of the indebtedness evidenced by this Note. The execution and delivery of this Note and the Loan Documents is not intended to and shall not be construed (i) to deem to have repaid or otherwise discharged any amount of principal of or interest on the Prior Note, (ii) to effect a novation of or otherwise release the obligations of Maker under or extinguish the debt evidenced by the Prior Note, or (iii) to release, cancel, terminate or otherwise impair the status or priority of all or any part of any lien or security interest granted to Holder as collateral security for the obligations of Maker under or in connection with the Prior Note.

     In the event of any default by Maker under this Note, the Mortgage or any other Loan Document, Holder shall have all rights reserved in this Note, the Mortgage and every other Loan Document and shall have full recourse to the Secured Property and to the other collateral given by Maker to secure this Note, provided, however, that any judgment obtained by Holder in any proceeding to enforce such rights shall be enforced only against the Secured Property and such other collateral. Notwithstanding the foregoing, Holder shall not in any way be prohibited from naming Maker or any of its successors or assigns or any person holding under or through them as parties to any actions, suits or other proceedings initiated by Holder to enforce such rights or to foreclose its mortgage lien or otherwise realize upon any other lien or security interest created in any other collateral given to secure the payment of this Note. In addition, the foregoing restriction shall not apply to, and Maker shall be personally liable for, any losses, damages, costs and expenses incurred by Holder as a result of (i) any material misrepresentation (A) by Maker or any person or entity constituting Maker to induce Holder to advance the principal amount evidenced hereby or (B) contained in any Loan Document, (ii) fraud committed by Maker or any person or entity constituting Maker, (iii) application of any insurance proceeds, condemnation awards, trust funds, or Rents (as defined in the Mortgage) in a manner which is not in accordance with the provisions of the Mortgage, (iv) breach of any representation or warranty contained in subsections 2.03B or C of the Mortgage, (v) default with respect to any covenant contained in subsection 1.05F of the Mortgage, (vi) any default with respect to Maker's obligations to pay Impositions pursuant to Section 1.02 of the Mortgage or to pay insurance premiums pursuant to Section 1.03 of the Mortgage (provided, however, that this clause (vi) shall not apply to make such obligations recourse as to Maker in the event that Maker's default in the payment of such sums shall result directly from the unavailability of rents, income or profits from the Secured Property, so long as Maker shall comply with the requirements set forth in the Mortgage, including without limitation those contained at Section 1.08E, pertaining to the use and application of rents, income and profits from the Secured Property), or (vii) any liability or obligation of Maker pursuant to the Environmental Indemnity Agreement dated the date hereof from Maker to Holder.

     Notwithstanding the foregoing or any provision to the contrary in any other Loan Document, no present or future constituent partner in or agent of Carlyle XI or Carlyle XII, nor any shareholder, partner, officer, director, employee, trustee, beneficiary or agent of any corporation, partnership or trust that is or becomes a constituent partner in Carlyle XI or Carlyle XII, shall be personally liable, directly or indirectly, under or in connection with any Loan Document, or any instrument or certificate securing or otherwise executed in connection with any Loan Document, or any amendments or modifications to any of the foregoing made at any time or times, heretofore or hereafter, and Holder hereby waives any such personal liability. For the purposes of the Loan Documents and such instruments and certificates, and any such amendments or modifications, neither the negative capital account of any constituent partner in Carlyle XI or Carlyle XII nor any obligation of any such partner to restore a negative capital account or to contribute capital to Carlyle XI or Carlyle XII or to any other constituent partner therein shall at any time be deemed to be the property or asset of Carlyle XI, Carlyle XII or any such other constituent partner, and Holder shall have no right to collect, enforce or proceed against or with respect to any such negative capital account or partner's obligation to restore or contribute.

     Whenever used, the words "Maker" and "Holder" shall be deemed to include the respective heirs, successors, assigns and legal representatives of Maker and Holder.

     This Note is to be construed and enforced according to and governed by the laws of the State of Ohio.

     IN WITNESS WHEREOF, Maker has executed this Note on the date first above written.


                              "MAKER"

                              CARLYLE/NATIONAL CITY ASSOCIATES,
                              an Illinois general partnership

                              By:  Carlyle Real Estate Limited
                                   Partnership-XI, an Illinois
                                   limited partnership, General
                                   Partner

                                   By:  JMB Realty Corporation,
                                        a Delaware corporation,
                                        Corporate General Partner

                                        By:  ____________________
                                             Name:_______________
                                             Title:______________

                                        Attest:  ________________
                                                 Name:___________
                                                 Title:__________

                              And:  Carlyle Real Estate Limited
                                    Partnership-XII, an Illinois
                                    limited partnership, General
                                    Partner

                                    By:  JMB Realty Corporation,
                                         a Delaware corporation,
                                         Corporate General Partner

                                         By:  ___________________
                                              Name:______________
                                              Title:_____________

                                         Attest:  _______________
                                                  Name:__________
                                                  Title:_________